Exhibit 99.1

Spire obtains $120 million credit facility from Blue Torch Capital

Expanded credit facility to continue driving company’s strategic growth pillars

Vienna, VA - June 14, 2022: Spire Global, Inc. (NYSE: SPIR) (“Spire” or “the Company”), a leading global provider of space-based data, analytics and space services, today announced that it has obtained a credit facility up to $120 million, led by Blue Torch Capital. Proceeds will be utilized to extinguish an existing approximately $71 million credit facility and to continue driving Spire’s four strategic growth pillars, providing flexibility to strategically run the business.

Spire’s growth pillars are:

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Invest in Sales, Marketing and Product
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Expand into New Geographies and Use Cases
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Expand the Capabilities of our Data and our Analytics
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Execute Strategic Acquisitions to Strengthen our Market Position

“We have taken proactive steps to improve our balance sheet,” said Thomas Krywe, Spire’s CFO. “This credit facility helps de-risk the business and provides us with additional capital to invest in areas that are beneficial to the execution of our growth strategies as we drive towards our goal of being free cash flow positive in 21 – 27 months.”

The first tranche of funds, just over $100 million, is available upon closing. The remaining funds are being held in an escrow account and will be made available to Spire once the company reaches funding conditions, which the company expects to meet by the end of 2022.

About Spire Global, Inc.

Spire (NYSE: SPIR) is a leading global provider of space-based data, analytics and space services, offering access to unique datasets and powerful insights about Earth from the ultimate vantage point so that organizations can make decisions with confidence, accuracy, and speed. Spire uses one of the world’s largest multi-purpose satellite constellations to source hard to acquire, valuable data and enriches it with predictive solutions. Spire then provides this data as a subscription to organizations around the world so they can improve business operations, decrease their environmental footprint, deploy resources for growth and competitive advantage, and mitigate risk. Spire gives commercial and government organizations the competitive advantage they seek to innovate and solve some of the world’s toughest problems with insights from space. Spire has offices in San Francisco, Boulder, Washington DC, Ontario, Glasgow, Oxfordshire, Luxembourg, and Singapore. To learn more, visit www.spire.com.

Safe Harbor Statement

The forward-looking statements included in this press release, including for example, the quotations of management, statements regarding continued growth, statements regarding Spire’s expected timing to generate positive cash flow, and statements regarding meeting the funding conditions for the remaining funds under the credit facility by the end of 2022, reflect management’s best judgment based on factors currently known and involve risks and uncertainties. These risks and uncertainties include, but are not limited to, potential disruption of customer purchase decisions resulting from global economic conditions including from an economic downturn or recession in the United States or in other countries around the world, relative growth of its ARR and revenue, the failure of the Spire and exactEarth businesses (including personnel) to be integrated successfully, the risk that revenue or the expansion of Spire’s customer base, ARR, product offerings and solutions will not be realized or realized to the extent anticipated, the ability to maintain the listing of Spire’s securities on the New York Stock Exchange, the ability to address the market opportunity for Space-as-a-Service; the ability to implement business plans, forecasts, and other expectations, and identify and realize additional opportunities, the risk of downturns, new entrants and a changing regulatory landscape in the highly competitive space data analytics industries, developments in and the duration of the COVID-19 pandemic and the resulting impact on Spire’s business and operations, and the business of its customers and partners, including the economic impact of safety measures to mitigate the impacts of COVID-19, Spire’s potential inability to manage effectively any growth it experiences, Spire’s ability or inability to develop new products and services, and other risks detailed in periodic reports Spire has filed with the Securities and Exchange Commission, including Spire’s Quarterly Report on Form 10-Q, which was filed with the SEC on May 11, 2022. Significant variation from the assumptions underlying Spire’s forward-looking statements could cause its actual results to vary, and the impact could be significant. All forward-looking statements in this press release are based on information available to Spire as of the date hereof. Spire undertakes no obligation, and does not intend, to update the information contained in this press release, except as required by law.